Exhibit 99.1

Press Release

SPI Solar Announces Third-Quarter 2012 Financial Results

ROSEVILLE, Calif.—November 14, 2012- SPI Solar (“SPI”) (SOPW:OTCBB), a leading vertically integrated photovoltaic (“PV”) solar developer, today announced results for the third quarter ended September 30, 2012.

Total net sales for the third quarter of 2012 were $36.2 million, compared with $34.4 million for the third quarter of 2011 and with $24.4 million for the prior quarter.

Gross profit for the third quarter of 2012 was $5.2 million, compared with $2.2 million for the third quarter of 2011 and with $3.5 million for the second quarter of 2012.

Total operating expenses for the third quarter of 2012 were $10.4 million, or 28.7 percent of total net sales. This compared with total operating expenses of $3.3 million, or 9.6 percent of total net sales, for the third quarter of 2011 and with total operating expenses of $6.3 million, or 25.9 percent of total net sales, for the second quarter of 2012.

Operating expenses for the quarter included a goodwill impairment charge of $5.2 million as a result of SPI’s impairment analysis. The Company recorded the impairment charge at the end of the quarter due primarily to the recent reduction in the company’s market capitalization, which resulted in SPI’s market value being significantly lower than its quarter-end book value.

Net loss for the third quarter of 2012 was $7.2 million, or ($0.04) per basic and diluted share. This compared with a net loss of $2.0 million, or ($0.01) per basic and diluted share, for the third quarter of 2011 and with a net loss of $2.1 million, or ($0.01) per basic and diluted share, for the prior quarter.

Cash and cash equivalents at September 30, 2012 were $20.4 million, compared with $24.5 million at December 31, 2011.

“While results for the quarter met our recent expectations, at this juncture, we anticipate that fourth quarter results will continue to be impacted by project funding delays,” said Stephen Kircher, CEO of SPI. “We are encouraged by the progress we have made to advance our project pipeline in Hawaii, which is a significant component of our 2013 revenue and profit plan. As more clarity emerges with the status of LDK and the solar industry in China we will update our strategy accordingly.”

2012 Business Outlook:

Due to continued delays on EPC projects that utilize solar panels from LDK Solar and require construction funding from China Development Bank, SPI now expects 2012 net sales in the range of $100 million to $120 million.

Teleconference and Webcast on November 14:

SPI Solar plans to hold a teleconference to discuss its third-quarter 2012 results today at 4:30 p.m. ET. The call can be accessed by dialing 1-877-941-1428 when calling within the United States, or 1-480-629-9808 when calling internationally. A playback will be available through November 21, 2012. To listen to the playback, call 1-877-870-5176 within the United States, or 1-858-384-5517 internationally, and use PIN number 4574731.

This call is also being webcast by ViaVid Broadcasting and can be accessed by clicking http://public.viavid.com/index.php?id=102461, or by visiting www.spisolar.com or ViaVid’s website at www.viavid.net. The webcast will be available through November 21, 2012.

About SPI Solar (SOPW:OTCBB):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the Company’s close relationship with LDK Solar, SPI extends the reach of its vertical integration from silicon to system. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release contains certain “forward-looking statements” relating to the business of SPI Solar, its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes”, “expects” or similar expressions. The forward-looking statements contained in this press release include statements regarding the company’s ability to execute its growth plan and meet revenue and sales estimates, enter into formal long-term supply agreements, market acceptance of products and services, and the impact of the company’s reorganization and its anticipated benefits on SPI Solar’s business model. In particular, this release contains forward-looking statements regarding the viability and potential profitability of projects to be reviewed and pursued, and whether those projects will ultimately meet underwriting criteria, or financial modeling sufficient for the company to undertake the projects. The commitments are to introduce and offer the projects, and the company cannot predict whether all projects will fit within its financial model for execution, or upon terms that are acceptable to all parties involved. These statements also involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contacts:

Jim Pekarsky, CFO

Solar Power, Inc.

(415) 590-3803

Mike Anderson, Vice President Corporate Communications

Solar Power, Inc.

(916) 770-8119

manderson@spisolar.com

– Financials Attached –

SOLAR POWER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share data)

(unaudited)

	September 30, 2012	December 31, 2011 As Recast (1)
ASSETS
Current assets:
Cash and cash equivalents	$20,375	$24,523
Accounts receivable, net of allowance for doubtful accounts of $94 and $115, respectively	55,257	71,266
Accounts receivable, related party	26,079	22,467
Notes receivable	13,007	5,862
Costs and estimated earnings in excess of billings on uncompleted contracts	23,738	10,132
Costs and estimated earnings in excess of billings on uncompleted contracts, related party	—	360
Construction in progress	16,329	—
Inventories, net	3,557	7,949
Assets held for sale	—	11,777
Prepaid expenses and other current assets	7,013	4,048
Restricted cash	20	538

Total current assets	165,375	158,922
Intangible assets	2,029	2,565
Goodwill	—	5,178
Restricted cash	520	420
Property, plant and equipment at cost, net	19,635	14,081
Other assets	202	83

Total assets	$187,761	$181,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,818	$12,021
Accounts payable, related party	52,915	62,215
Lines of credit	13,720	11,554
Accrued liabilities	6,814	2,993
Income taxes payable	447	553
Billings in excess of costs and estimated earnings on uncompleted contracts	1,151	955
Billings in excess of costs and estimated earnings on uncompleted contracts, related party	188	2,992
Loans payable and capital lease obligations	28,473	4,319

Total current liabilities	128,526	97,602
Loans payable, financing and capital lease obligations, net of current portion	18,942	33,116
Other liabilities	1,616	1,592

Total liabilities	149,084	132,310

Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par $0.0001, 20,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par $0.0001, 250,000,000 shares authorized; 198,214,456 and 184,413,923 shares, respectively, issued and outstanding	20	18
Additional paid in capital	48,325	48,037
Accumulated other comprehensive loss	(308)	(177)
Retained earnings (accumulated deficit)	(9,360)	1,061

Total stockholders’ equity	38,677	48,939

Total liabilities and stockholders’ equity	$187,761	$181,249

(1)	As recast to reflect the balances of Solar Green Technology S.p.A. (“SGT”) beginning January 1, 2011 combined with the balances of Solar Power, Inc. beginning March 31, 2011, as required under the accounting guidelines for a transfer of an entity under common control.

SOLAR POWER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011 As Recast (1)	2012	2011 As Recast (1)
Net sales:
Net sales	$23,762	$28,525	$53,482	$49,191
Net sales, related party	12,470	5,851	33,473	29,258

Total net sales	36,232	34,376	86,955	78,449
Cost of goods sold:
Cost of goods sold	19,606	25,652	44,266	44,660
Cost of goods sold, related party	11,410	6,574	31,002	25,953

Total cost of goods sold	31,016	32,226	75,268	70,613
Gross profit	5,216	2,150	11,687	7,836
Operating expenses:
General and administrative	3,214	1,584	8,688	4,515
Sales, marketing and customer service	1,600	1,003	4,604	2,742
Engineering, design and product	423	665	1,725	1,430
Impairment charge	5,178	—	5,890	400

Total operating expenses	10,415	3,252	20,907	9,087

Operating loss	(5,199)	(1,102)	(9,220)	(1,251)
Other income (expense):
Interest expense	(1,270)	(368)	(3,094)	(1,065)
Interest income	741	47	2,022	68
Other income (expense)	165	(760)	290	133

Total other expense	(364)	(1,081)	(782)	(864)

Loss before income taxes	(5,563)	(2,183)	(10,002)	(2,115)
Provision for (benefit from) income taxes	1,645	(164)	419	497

Net loss	$(7,208)	$(2,019)	$(10,421)	$(2,612)

Net loss per common share:
Basic and Diluted	$(0.04)	$(0.01)	$(0.06)	$(0.02)

Weighted average number of common shares used in computing per share amounts:
Basic and Diluted	194,573,007	184,322,619	187,858,579	126,699,592

(1)	As recast to reflect the financial results of SGT beginning January 1, 2011 combined with the financial results of Solar Power, Inc. beginning March 31, 2011, as required under the accounting guidelines for a transfer of an entity under common control.